Exhibit 99.1

Investor Contact:	Mark Haden
Bunge Limited
914-684-3398
mark.haden@bunge.com

Media Contact:	Susan Burns
Bunge Limited
914-684-3246
susan.burns@bunge.com

Bunge Limited Announces Pricing of Senior Notes Offering

WHITE PLAINS, NY — September 4, 2018 — Bunge Limited (NYSE:BG) today announced that Bunge Limited Finance Corp., its wholly owned finance subsidiary, has priced a public offering of $600 million aggregate principal amount of 4.350% senior notes due 2024. The senior notes will be guaranteed by Bunge Limited. The offering was made pursuant to a registration statement filed with the U.S. Securities and Exchange Commission. The transaction is expected to close on September 10, 2018.

Bunge intends to use the net proceeds from the offering of the senior notes, together with available cash, to fund the purchase of any and all of Bunge Limited Finance Corp.’s $600 million 8.50% Senior Notes due 2019 that are validly tendered in a tender offer commenced on September 4, 2018, including, at Bunge’s sole discretion, any subsequent redemption of any existing notes that remain outstanding following the completion of the tender offer, and to pay any related premium, fees and expenses. If Bunge terminates the tender offer before purchasing any of the existing notes or, if following the consummation of the tender offer, Bunge elects not to redeem the existing notes that remain outstanding, Bunge will use any remaining net proceeds from the offering of the senior notes for general corporate purposes.

J.P. Morgan Securities LLC, HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC, SMBC Nikko Securities America, Inc., ABN AMRO Securities (USA) LLC, ING Financial Markets LLC, Natixis Securities Americas LLC and Rabo Securities USA, Inc. are acting as joint book-running managers for the offering of senior notes. BMO Capital Markets Corp., BNP Paribas Securities Corp., Commerz Markets LLC, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Mizuho Securities USA LLC, SG Americas Securities, LLC and U.S. Bancorp Investments, Inc. are acting as senior co-managers for the offering of senior notes. ANZ Securities, Inc., Barclays Capital Inc., BB Securities Limited, BBVA Securities Inc., DZ Financial Markets LLC, ICBC Standard Bank Plc, Loop Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, Scotia Capital (USA) Inc., Standard Chartered Bank, SunTrust Robinson Humphrey, Inc., UniCredit Capital Markets LLC and Wells Fargo Securities, LLC are acting as co-managers for the for the offering of senior notes.

This offering of senior notes may be made only by means of the prospectus supplement and the accompanying prospectus related to the offering. Copies of the prospectus supplement and the accompanying prospectus relating to the offering can be obtained by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, HSBC Securities (USA) Inc. at 1-866-811-8049, Morgan Stanley & Co. LLC at 1 (866) 718-1649 or SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these senior notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Website Information

We routinely post important information for investors on our website, www.bunge.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Bunge Limited

Bunge Limited (www.bunge.com, NYSE: BG) is a leading global agribusiness and food company operating in over 40 countries with approximately 32,000 employees. Bunge buys, sells, stores and transports oilseeds and grains to serve customers worldwide; processes oilseeds to make protein meal for animal feed and edible oil products for commercial customers and consumers; produces sugar and ethanol from sugarcane; mills wheat, corn and rice to make ingredients used by food companies; and sells fertilizer in South America. Founded in 1818, the company is headquartered in White Plains, New York.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities, including statements with respect to the completion, timing and anticipated use of proceeds of the offering.  We have tried to identify these forward looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions.  These forward looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward looking statements, including those risk factors described in or incorporated by reference in the prospectus supplement for the offering.  The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business; fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; operational risks, including industrial accidents and natural disasters; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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